SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2015

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 10, 2015, Salisbury Bancorp, Inc. (the “Company”), the holding company for Salisbury Bank and Trust Company (the “Bank”), completed the issuance of $10.0 million in aggregate principal amount of 6.00% Fixed to Floating Rate Subordinated Notes Due 2025 (the “Notes”) in a private placement transaction to various accredited investors including certain of the Company’s directors (the “Private Placement”). The Notes were issued by the Company pursuant to a Subordinated Note Purchase Agreement, dated December 10, 2015 (the “Note Purchase Agreement”), between the Company and the purchasers identified therein.

The Company intends to use the net proceeds of the offering to redeem the Non-Cumulative, Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) issued to the United States Treasury in connection with the Company’s participation in the Small Business Lending Fund program. The Notes have been structured to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes have a maturity date of December 15, 2025 and bear interest at an annual rate of 6.00% from and including the original issue date of the Notes to, but excluding, December 15, 2020 or the earlier redemption date payable semi-annually in arrears on June 15 and December 15 of each year. Thereafter, from and including December 15, 2020 to, but excluding, December 15, 2025, the annual interest rate will be reset quarterly and equal to the three-month LIBOR, plus 430 basis points, as described in the Notes, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year during the time that the Notes remain outstanding through December 15, 2025 or earlier redemption date. The notes are redeemable, without penalty, on or after December 15, 2020 and, in certain limited circumstances, prior to that date. As more completely described in the Notes, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payments to general and secured creditors and depositors of the Bank. The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

The form of Note and the form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1 respectively and are incorporated herein by reference. The above summaries of the Notes and the Note Purchase Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events.

On December 10, 2015, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9. Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits.

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Not Applicable.

(d)	Exhibits.

	Exhibit 4.1	Form of Subordinated Note, dated as of December 10, 2015, issued by Salisbury Bancorp, Inc.

	Exhbit 10.1	Form of Subordinated Note Purchase Agreement, dated as of December 10, 2015, between Salisbury Bancorp, Inc. and the Purchasers identified therein.

	Exhibit 99.1	Press Release dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: December 10, 2015	By:	/s/ Donald E. White
Donald E. White
Executive Vice President and Chief Financial Officer